Exhibit 99.1

MusclePharm Increases Sequential Sales in Second Quarter 2021 Despite Continued Industry Wide Supply Chain Challenges

Company Delivers 14% Sequential Net Revenue Growth in Second Quarter 2021

Operating Expenses Decline $0.7 Million or 15% in Second Quarter 2021

Company Prepares for Official MP Performance Energy Launch in August 2021 and Expects Energy Business including FitMiss Energy Product to Deliver $30 million of Annual Sales in 2023

Las Vegas, Nevada, August 16, 2021 (GLOBE NEWSWIRE) — MusclePharm Corporation (OTCMKTS: MSLP), a global provider of leading sports nutrition & lifestyle branded nutritional supplements, today reported financial results for the second quarter ended June 30, 2021.

Mr. Ryan Drexler, the Chairman of the Board of Directors and Chief Executive Officer, stated, “I’m encouraged despite the headwinds affecting our industry, we were able to finish the second quarter with a 14% increase in net revenue over the first quarter of 2021. In the second quarter we experienced significant increases in protein prices affecting our industry which reduced our gross margins, however this was partially offset by a 15% reduction in operating expenses. With the strength of our brand and the restructuring we undertook two years ago, we are well positioned to return to profitability when the protein market normalizes.”

Mr. Ryan continued, “We are excited to officially rollout MP Performance Energy drink later this month with our eight signed distributors. Initial reaction to this new line is very strong and we believe we have the leadership, network and brand name to achieve $30 million of MP and FitMiss Energy product sales in 2023 by expanding our leading brand into the energy beverage market. This is only the beginning for our Company’s expansion as we continue to unlock the long-term opportunity for MusclePharm.”

The following are key financial highlights for the period. Reconciliations of certain GAAP to non-GAAP measures are provided later in this press release.

Second Quarter 2021 Compared to Second Quarter 2020

●	Revenue, net was $14.9 million compared to $17.0 million.
●	Gross margin declined to 14.6% compared to 29.3%.
●	Operating expenses declined $0.7 million or 15.3%
●	Net loss was $(2.3) million compared to a net loss of $(0.3) million.
●	Loss per share was $(0.07) compared to $(0.01).
●	Adjusted EBITDA was $(0.9) million compared to $0.7 million.

Non-GAAP Financial Measures

Within this press release, the Company makes reference to a non-GAAP financial measure (Adjusted EBITDA) which has a directly comparable U.S. GAAP financial measure (net (loss) income). EBITDA is defined as net (loss) income excluding interest, net, income taxes and depreciation and amortization. Adjusted EBITDA, in addition to those amounts included in EBITDA, is further adjusted for items such as stock-based compensation, gain on disposal of property and equipment, (gain) loss on settlements and provision for doubtful accounts.

Adjusted EBITDA is provided so that investors have the same financial data that management uses to assess the Company’s operating results with the belief that it will assist the investment community in properly assessing the ongoing performance of the Company for the periods being reported and future periods. The presentation of this additional information is not meant to be considered a substitute for measures prepared in accordance with U.S. GAAP.

Conference Call Information

The Company will host a conference call to discuss its operating results today at 1:30 pm Pacific Time (4:30 pm Eastern Time). Investors interested in accessing the live call can dial (877) 300-8521 from the U.S. and International callers can dial (412) 317-6026. A telephone replay will be available following the event and can be accessed by dialing (844) 512-2921 from the U.S. and International callers can dial (412) 317-6671; the conference ID is 10159538.

There will also be a simultaneous, live webcast with the ability to ask questions of management on the Investor Relations section of the Company’s website at www.musclepharm.com. The webcast will be archived for 30 days.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, relating to our business and financial outlook, which are based on our current beliefs, assumptions, expectations, estimates, forecasts and projections. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “intends,” “predicts,” “potential,” or “continue” or other comparable terminology. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release, except as required by law. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, risks relating to consumer spending may decline or that U.S. and global macroeconomic conditions may worsen resulting in reduced demand for the Company’s products, risks relating to changes in consumer preferences away from the Company’s offerings, risks relating to the effectiveness and efficiency of the Company’s advertising campaigns and marketing expenditures, including existing brands and the launch of new brands, which may not result in increased revenue or generate sufficient levels of brand name and program awareness, risks if the Company becomes subject to health or advertising related claims from its customers, competitors or governmental and regulatory bodies, and risks relating to increased competition from other nutrition providers. As a result of these various risks, our actual outcomes and results may differ materially from those expressed in these forward-looking statements.

This list of risks, uncertainties and other factors is not complete. We discuss some of these matters more fully, as well as certain risk factors that could affect our business, financial condition, results of operations, and prospects, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in subsequent reports we file from time-to-time with the SEC, which are available to read at www.sec.gov. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the results of any revisions to the forward-looking statements made in this press release.

About MusclePharm Corporation

MusclePharm® is an award-winning, worldwide leading sports nutrition & lifestyle company offering branded nutritional supplements. Its portfolio of recognized properties include the MusclePharm® Sport Series, Essentials Series, and recently-launched Natural Series, as well as FitMiss™ – a product line designed specifically for female athletes. MusclePharm® products are available in more than 100 countries globally, with its Combat Protein product lineup being the company’s most popular.

Contact:

John Mills, Managing Partner

ICR, Inc.

646-277-1254

John.Mills@Icrinc.com

MusclePharm Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue, net	$14,908	$16,993	$28,029	$33,224
Cost of revenue	12,728	12,009	22,160	23,431
Gross profit	2,180	4,984	5,869	9,793
Operating expenses:
Advertising and promotion	145	188	489	313
Salaries and benefits	1,181	1,774	2,229	3,455
Selling, general and administrative	2,115	1,807	3,512	3,718
Professional fees	482	865	1,109	1,406
Total operating expenses	3,921	4,634	7,339	8,892
Loss from operations	(1,743)	350	(1,470)	901
Other (expense) income:
Loss on settlement obligation	—	(37)	—	(87)
Interest and other expense, net	(501)	(544)	(680)	(1,083)
Loss before provision for income taxes	(2,244)	(231)	(2,150)	(269)
Provision for income taxes	7	22	7	44
Net loss	$(2,251)	$(253)	$(2,157)	$(313)

Net loss per share, basic and diluted	$(0.07)	$(0.01)	$(0.07)	$(0.01)

Weighted average shares used to compute net loss per share, basic and diluted	33,386,200	32,764,553	33,131,087	32,612,956

MusclePharm Corporation

Consolidated Balance Sheets

(In thousands, except share and per share data)

	June 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash	$1,016	$2,003
Accounts receivable, net	5,564	7,488
Inventory	1,561	1,032
Prepaid expenses and other current assets	2,182	1,341
Total current assets	10,323	11,864
Property and equipment, net	9	13
Intangible assets, net	195	356
Operating lease right-of-use assets	338	474
Other assets	75	295
TOTAL ASSETS	$10,940	$13,002
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Obligation under secured borrowing arrangement	$5,297	$7,098
Line of credit	2,458	743
Operating lease liability, current	424	381
Convertible note with a related party, net of discount	2,872	2,872
Accounts payable	15,218	13,989
Accrued and other liabilities	6,806	6,924
Total current liabilities	33,075	32,007
Operating lease liability, long-term	119	343
Other long-term liabilities	4,012	5,071
Total liabilities	37,206	37,421
Commitments and contingencies (Note 7)
Stockholders’ deficit:
Common stock, par value of $0.001 per share; 100,000,000 shares authorized, 34,261,821 and 33,980,905 shares issued as of June 30, 2021 and December 31, 2020, respectively; 33,386,200 and 33,105,284 shares outstanding as of June 30, 2021 and December 31, 2020, respectively	32	32
Additional paid-in capital	178,569	178,261
Treasury stock, at cost; 875,621 shares	(10,039)	(10,039)
Accumulated deficit	(194,828)	(192,673)
TOTAL STOCKHOLDERS’ DEFICIT	(26,266)	(24,419)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$10,940	$13,002

MusclePharm Corporation

Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Six Months Ended Jun 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,157)	$(313)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property and equipment	6	105
Amortization of intangible assets	160	160
Bad debt expense	326	121
Gain on disposal of property and equipment	—	(11)
Inventory provision	9	(4)
Stock-based compensation	308	179
Issuance of common stock to non-employees	—	116
Changes in operating assets and liabilities:
Accounts receivable	564	7
Inventory	(538)	(395)
Prepaid expenses and other current assets	192	21
Other assets	355	345
Accounts payable and accrued liabilities	(124)	860
Net cash (used in) provided by operating activities	(899)	1,191
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(3)	—
Proceeds from disposal of property and equipment	—	11
Net cash (used in) provided by investing activities	(3)	11
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit	2,192	—
Payments on line of credit	(478)	(814)
Proceeds from secured borrowing arrangement, net of reserves	26,211	21,116
Payments on secured borrowing arrangement, net of fees	(28,011)	(22,639)
Proceeds from issuance of Paycheck Protection Program Loan	—	965
Repayment of finance lease obligations	—	(52)
Proceeds of notes payable	186
Repayment of notes payable	(185)	(97)
Net cash used in financing activities	(85)	(1,521)

NET CHANGE IN CASH	(987)	(319)
CASH — BEGINNING OF PERIOD	2,003	1,532
CASH — END OF PERIOD	$1,016	$1,213

Non-GAAP Adjusted EBITDA

In addition to disclosing financial results calculated in accordance with U.S. GAAP, this press release discloses Adjusted EBITDA, which is net loss adjusted for stock-based compensation, gain on disposal of property and equipment, (gain) loss on settlements, interest and other expense, net, depreciation of property and equipment, amortization of intangible assets, provision for doubtful accounts, and provision for income taxes.

Management uses Adjusted EBITDA as a supplement to U.S. GAAP measures to further evaluate period-to-period operating performance, as well as the Company’s ability to meet future working capital requirements. The exclusion of non-cash charges, including stock-based compensation, gain on disposal of property and equipment, depreciation of property and equipment, amortization of intangible assets, provision for doubtful accounts and provision for income taxes, is useful in measuring the Company’s cash available for operations and performance of the Company. Management believes these non-GAAP measures will provide investors with important additional perspectives in evaluating the Company’s ongoing business performance.

The U.S. GAAP measure most directly comparable to Adjusted EBITDA is net (loss). The non-GAAP financial measure of Adjusted EBITDA should not be considered as an alternative to net (loss). Adjusted EBITDA is not a presentation made in accordance with GAAP and has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA excludes some, but not all, items that affect net (loss) and is defined differently by different companies, our definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Set forth below are reconciliations of our reported GAAP net loss to Adjusted EBITDA (in thousands):

	For the Three Months ended	For the Three Months ended	For the Six Months ended	For the Six Months ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020

Net Loss	$(2,251)	$(253)	$(2,157)	$(313)

Non-GAAP adjustments:
Stock-based compensation	308	79	308	179
Gain on disposal of property and equipment	—	—	—	(11)
(Gain) loss on settlements	29	—	(171)	—
Interest and other expense, net	606	618	1,118	1,248
Depreciation and amortization of property and equipment	3	42	6	105
Amortization of intangible assets	80	80	160	160
Provision for doubtful accounts	338	110	327	121
Provision for income taxes	7	22	7	44

Adjusted EBITDA	$(880)	$698	$(402)	$1,533